STOCK PURCHASE AGREEMENT

by and between

ZHOU YINGYING, as Buyer,

and

IOAN HOSSU, MIRCEA GEORGESCU

and

BRAD HEBERT, as Selling Stockholders,

and

IHO-AGRO INTERNATIONAL, INC., as the Company

STOCK PURCHASE AGREEMENT

Dated as of October 20, 2017

This Stock Purchase Agreement (together with the Exhibits, Schedules and attachments hereto, this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) ZHOU YINGYING, an individual (and/or any successor or assign, “Buyer”) and (ii) IHO-AGRO INTERNATIOANAL, INC., a Nevada corporation (the “Company”), (iii) IOAN HOSSU, an individual (“Hossu” or the “Controlling Stockholder”)), MIRCEA GEORGESCU, an individual (“Georgescu”), and BRAD HEBERT, an individual (“Hebert;” (and together with Hossu and Georgescu, a “Selling Stockholder” and collectively, the “Selling Stockholders”). Each of the Company and the Selling Stockholders may be referred to collectively herein as the “Company Parties” and individually as a “Company Party.” Each of Buyer and each Company Party may be referred to herein collectively as the “Parties” and separately as a “Party.” Capitalized terms used herein without definition are defined in Exhibit A to this Agreement.

RECITALS

WHEREAS, the Selling Stockholders owns, or will own, beneficially and of record shares of the capital stock of the Company representing 88.65% of the Company’s issued and outstanding capital stock;

WHEREAS, Buyer wishes to purchase from the Selling Stockholders, and the Selling Stockholders wish to sell (the “Purchase”), the number of shares (the “Purchased Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), held by the Selling Stockholders set forth opposite their name as “Purchased Shares” on Schedule 1 of this Agreement, which at or prior to Closing (as defined below) will represent 86.99% of the capital stock of the Company on a fully diluted basis.

WHEREAS, Buyer and the Selling Stockholders have entered into that certain Escrow Agreement dated as of September 22, 2017 (the “Escrow Agreement”) pursuant to which Buyer has deposited Fifty Thousand Dollars ($50,000) (the “Deposit”) into the trust account of Legal and Compliance, LLC, counsel to the Buyer (in such capacity, “Buyer’s Escrow Agent”), and the Selling Stockholders have deposited, or will at or prior to Closing deposit, certificates representing the Purchased Shares, together with stock powers duly executed in blank, medallion signature guaranteed, in form and substance legally sufficient to transfer the Purchased Shares to Buyer with McMurdo Law Group, LLC, escrow agent to the Selling Stockholders and the Company (in such capacity, “Sellers’ Escrow Agent”);

WHEREAS, the Company is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and its shares of Common Stock are registered under the Exchange Act; and

WHEREAS, at or prior to the Closing of the Purchase the Company will have divested itself of all of its assets and all of its outstanding cash, and had all of its outstanding liabilities assumed or otherwise satisfied.

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and each Party intending to be legally bound hereby, it is hereby agreed as follows:

Article I.

PURCHASE AND SALE OF THE PURCHASED SHARES

Section 1.01 The Purchase. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below):

(i)	the Selling Stockholders shall sell, assign, transfer and deliver to Buyer, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the Purchased Shares as set forth on Schedule 1 to this Agreement by delivery of the original certificates representing the Purchased Shares or irrevocable letters of instruction to the Company’s transfer agent with respect to shares of Purchased Shares held in book entry form and/or stock powers duly executed in blank, with signatures medallion guaranteed, in each case, in form and substance acceptable to Buyer’s counsel, and legally sufficient to transfer ownership of the Purchased Shares to Buyer; and

(ii)	Buyer shall pay an aggregate of Three Hundred Thousand Dollars ($300,000), comprised of the Deposit (as defined below) and an additional Two Hundred Fifty Thousand Dollars ($250,000) (the “Closing Payment;” and together with the Deposit, the “Purchase Price”), payable by delivery of the Deposit and the Closing Payment, less Twenty Thousand Thousand Dollars ($20,000) (the “Escrow Deposit”) as set forth in the Restricted Escrow Agreement, to the Buyer’s Escrow Agent in accordance with the wire instructions included with the Escrow Agreement or as otherwise instructed by the Selling Stockholders in writing not less than forty eight (48) hours prior to the Closing Date.

(b)	At or prior to the Closing, the Company will spin out all assets and liabilities, including but not limited to, those representing monetary obligations, fixed and contingent, and all contractual obligations related to the assets of the Company or otherwise (the terms of this Section 1.02(b), together with those of Section 1.02(a) are hereinafter referred to collectively as the “Spin Off”), as set forth in the spinout documents required as a condition to Closing set forth in Section 5.02(a) below (the “Spin Off Documents”).

(c)	At the Closing, Buyer shall, on delivery by the Selling Stockholders of the documentation described in Section 1.01(a)(i) above, be recorded in the stock ledger of the Company as the record and beneficial owner of the Purchased Stock.

(d)	The purchase and sale of the Purchased Shares as set forth in this Section 1.01, subject to the other terms and conditions herein, is referred to herein as the “Purchase.”

Section 1.02 Other Issuances. The Parties acknowledge and agree that, at or prior to the Closing, the capitalization of the Company, including any and all outstanding options, warrants. convertible debt or other rights to acquire shares of capital stock, shall be as set forth on Schedule 1.

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Article II.

CLOSING

(a)	The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on second (2nd) Business Day following the satisfaction or waiver (by the Party for whose benefit the conditions to exist) of the conditions to closing set forth in Article V, at the offices of Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, FL 33401, at 10:00 a.m. local time, or at such other date, time or place as the Parties may agree (the date and time at which the Closing is actually held being the “Closing Date”).

Section 2.02 Buyer Deliverables at the Closing.

At the Closing, the Buyer shall deliver to the Selling Stockholders the Purchase Price, less the Escrow Deposit, as set forth in Section 1.01(b)(ii), and shall deliver the Escrow Deposit to the escrow agent as provided in the Restricted Escrow Agreement.

Section 2.03 Company Deliverables at the Closing. At the Closing, the Company shall deliver to Buyer:

(a)	a certificate of the Secretary of the Company, dated as of the Closing Date:

(i)	attaching and certifying copies of the resolutions of each of the Board of Directors of the Company and the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the other documents referenced herein and the completion of the transactions contemplated herein;

(ii)	attaching a certificate of good standing and legal existence issued by the Secretary of State of the State of Nevada for the Company, dated as of a date within five (5) days of the Closing Date;

(iii)	certifying that the actions set forth in Section 6.06 have been completed; and

(iv)	confirming that (a) the representations and warranties of the Company herein were true and correct when made and are true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement and (b) the performance of and compliance by the Company with the Company’s covenants and obligations to be performed or complied with at or prior to the Closing;

(b)	the resignations of the officers and directors of the Company pursuant to Section 6.06(b);

(c)	an executed copy of the Restricted Escrow Agreement; and

(d)	executed copies of the Spin Off Documents and such evidence as the Buyer may reasonably request to confirm the consummation of the Spin Off.

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Section 2.04 Selling Stockholders Deliverables at the Closing. At the Closing, the Selling Stockholders shall deliver to the Buyer:

(a)	the original stock certificates evidencing all of the Purchased Shares, free and clear of all Encumbrances, accompanied by duly executed stock powers with medallion signature guarantees, and/or irrevocable written instructions to the transfer agent or such other instruments of transfer duly executed in blank and with all required stock transfer stamps affixed, in form and substance satisfactory to Buyer, as required for the same to be transferred to the ownership of Buyer on the books of the Company; and

(b)	a certificate executed by each Selling Stockholder, dated as of the Closing Date, confirming that (a) the representations and warranties of such Selling Stockholders herein were true and correct when made and are true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement and (b) the performance of and compliance by such Selling Stockholder with each such Party’s covenants and obligations to be performed or complied with at or prior to the Closing;

(c)	an executed copy of the Restricted Escrow Agreement; and

(d)	executed copies of the Spin Off Documents and such evidence as the Buyer may reasonably request to confirm the consummation of the Spin Off.

Section 2.05 Conveyance Taxes. The Selling Stockholders will pay all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated by this Agreement.

Article III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

As an inducement to, and to obtain the reliance of Buyer, the Company and the Controlling Stockholder, jointly and severally, and Georgescu and Hebert, severally as to the representations set forth in Sections 3.03 and 3.07, represent and warrant to Buyer, as of the Effective Date and as of the Closing Date, as follows:

Section 3.01 Corporate Existence and Power.

(a)	The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada, and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The Company has delivered to Buyer complete and correct copies of the organizational documents and the corporate minute books of the Company as in effect on the Effective Date (the “Company Organizational Documents”).

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(b)	The Company has full corporate power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets. The Company does not have any subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company Organizational Documents. The Company has taken all actions required by Law, the Company Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated.

Section 3.03 Valid Obligation. This Agreement and all agreements and other documents executed by a Company Party in connection herewith constitute the valid and binding obligations of each respective Company Party, enforceable against each of them in accordance with its or their respective terms, except as may be limited by the Enforceability Exceptions.

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by any Company Party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority, except for filings with the SEC post-closing to describe the transactions contemplated by this Agreement and as may related to the matters contemplated by the Restricted Escrow Agreement.

Section 3.05 Authorized Shares and Capital. The authorized capital stock of the Company consists of 40,000,000 shares of capital stock, all of which are shares of Common Stock, of which 36,209,002 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock are held as set forth in Schedule 1 to this Agreement.

(b)	The Company has no outstanding options, warrants, convertible securities or other rights or commitments to issue shares of Common Stock or any other equity security of Company.

(c)	There is no voting trust, agreement or arrangement among any of the beneficial holders of Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Common Stock.

(d)	The offer, issuance and sale of such shares of Common Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities or “Blue Sky” Law and (c) accomplished in conformity with all other applicable securities Laws. None of such shares of Common Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law.

Section 3.06 Validity of Shares. The Purchased Shares to be delivered to Buyer at the Closing are, and will be at Closing, duly and validly issued, fully paid and non-assessable and free and clear of any Liens.

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Section 3.07 Title to and Issuance of the Common Stock. Each of the Selling Stockholders is, and on the Closing Date will be, the record and beneficial owner and holder of the Common Stock as set forth opposite such Selling Stockholder’s name on Schedule 1, free and clear of all Liens, and Schedule 1 is true and correct in all respects. None of the Common Stock is subject to pre-emptive or any similar rights, either pursuant to any the Company Organizational Documents, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any the Common Stock or other interests in the Company from the Selling Stockholders.

Section 3.08 Subsidiaries and Predecessor Corporations. The Company does not have any predecessor corporation(s), or any subsidiaries, and does not own, beneficially or of record, any shares or any interest in any other corporation or other business entity.

Section 3.09 Books and Records. The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 3.10 Financial Statements.

(a)	The Company has delivered to Buyer the (i) audited balance sheets of the Company as of December 31, 2015 and 2016 and the related audited income statements for the twelve (12) month periods then ended, together with the reports of MaloneBailey, LLP, independent public accountants, thereon, and (b) the unaudited balance sheet of the Company as of June 30, 2017 (the “Interim Balance Sheet”) and the related unaudited income statement for the six (6) months then ended (collectively, the “Financial Statements”).

(b)	The Financial Statements (a) are in accordance with the books and records of the Company, (b) were prepared in accordance with GAAP consistently applied and (c) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified. Except as disclosed, reflected or reserved against in the Interim Balance Sheet, or the SEC Reports (as defined below), the Company does not have any liabilities or obligations which are, individually or in the aggregate, material to the Company. Since the date of the Interim Balance Sheet, the Company has been operated in the ordinary course of business and consistent with past practices.

Section 3.11 Information. The information concerning the Company set forth in this Agreement, the SEC Reports is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing to Buyer (through this Agreement) all information relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $5,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of the Company or (iii) either alone or in aggregation with other information covered by this Section 3.11, otherwise have led or may lead to a Material Adverse Effect on the Company, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

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Section 3.12 Absence of Certain Changes or Events. Since the date of the Interim Balance Sheet: there has not been any Material Adverse Change in the business, operations, properties, assets, or condition (financial or otherwise) of the Company;

(b)	the Company has not (i) amended the Company Organizational Documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)	the Company has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 3.13 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Hossu, after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. the Company does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 3.14 Contracts.

(a)	All Material Contracts to which the Company is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business have been provided to Buyer.

(b)	All Material Contracts to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by the Enforceability Exceptions.

(c)	the Company is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of the Company.

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Section 3.15 Compliance with Laws and Regulations. To the knowledge of Hossu, after reasonable investigation, the Company has complied with all applicable statutes and regulations of any provincial, federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company.

Section 3.16 Taxes. Except for the Obligation (as defined in the Restricted Escrow Agreement, the Company has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxes and the Company has made any and all proper declarations and returns for tax purposes and all information contained in such declarations and returns is true and complete.

Section 3.17 Tax Returns and Audits. Except for the Obligation, all required federal, state and local Tax Returns of the Company have been accurately prepared in all material respects and duly and timely filed, and all federal, provincial and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except where the failure so to file or pay could not reasonably be expected to have a Material Adverse Effect on the Company. Except for the Obligation, the Company is not and has not been delinquent in the payment of any Tax. Except with respect to the Obligation, the Company has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations or the assessment or collection of any Tax. None of the Company’s federal income, provincial and local income and franchise tax returns has been audited by any Authority. The reserves for Taxes reflected on the Financial Statements and the amount of the Escrow Deposit (as defined in the Restricted Escrow Agreement, are and will be sufficient for the payment of all unpaid Taxes payable by the Company. Except with respect to the Obligation, the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. The Company (i) is not a party to, nor is it bound by or obligated under, any tax sharing agreements, and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such tax sharing agreements. The Company has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision.

Section 3.18 Employees; Consultants; Agents. The Company does not have any employee, consultant or agent who has or does perform services for or on behalf of the Company.

Section 3.19 Employee Benefit Plans; ERISA. There are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company, whether written or unwritten and whether or not funded. Any plans are hereinafter referred to as the “Company Employee Benefit Plans.”

Section 3.20 Investment Company Act Status. The Company is not, and would not be but for the application of an applicable exemption, an “investment company” for purposes of the Investment Company Act of 1940, as amended, or any rule or regulation promulgated thereunder or any similar Law of any state or other jurisdiction applicable to it.

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Section 3.21 SEC Reports. The Company is current in all reports and other filings required to be made under the Exchange Act and has not received any notice from the Securities Exchange Commission (the “SEC”) or with any other federal, state other authority having jurisdiction over the Company or the Selling Stockholders that it is not in compliance in all material respects with the registration, disclosure, filing or antifraud provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, or any state “Blue Sky” or the securities laws of any other applicable jurisdiction. The annual, quarterly and other periodic reports and all other filings of the Company (“SEC Reports”) filed or required to be filed by the Company with the SEC are complete and accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.22 Brokerage. There are no claims for investment banking fees, brokerage commissions, finders’ fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any Selling Stockholder.

Article IV.

REPRESENTATIONS AND WARRANTIES OF THE BUYER

As an inducement to, and to obtain the reliance of the Company and the Selling Stockholders, the Buyer represents and warrants to the Company and the Selling Stockholders, as of the Effective Date and as of the Closing Date, as follows:

Section 4.01 Approval of Agreement. Buyer has authorized the execution and delivery of this Agreement by Buyer and has approved this Agreement and the transactions contemplated hereby.

Section 4.02 Valid Obligation. This Agreement and all agreements and other documents executed by Buyer in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 4.03 Investment Representations.

(a)	Investment Purpose. As of the Effective Date, Buyer understands and agrees that the consummation of this Agreement including the purchase and sale of the Purchased Shares to Buyer as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Purchased Shares are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”). Buyer has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that such Buyer requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

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(c)	Reliance on Exemptions. Buyer understands that the Purchased Shares are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Purchased Shares.

(d)	Information. Buyer and his advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Shares which have been requested by Buyer or his advisors. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer understands that his investment in the Purchased Shares involves a significant degree of risk. Buyer is not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

(e)	Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Purchased Shares.

(f)	Transfer or Resale. Buyer understands that (i) the sale or re-sale of the Purchased Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Purchased Shares may not be transferred unless (a) the Purchased Shares are sold pursuant to an effective registration statement under the Securities Act, (b) Buyer shall have delivered to the Company, at the cost of Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Purchased Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Purchased Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of Buyer who agrees to sell or otherwise transfer the Purchased Shares only in accordance with this Section 3.04(f) and who is an Accredited Investor, (d) the Purchased Shares are sold pursuant to Rule 144 or (e) the Purchased Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and Buyer shall have delivered to the Company, at the cost of Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Purchased Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Purchased Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Purchased Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Purchased Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

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(g)	Legends. Buyer understands that the Purchased Shares, until such time as the Purchased Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Purchased Shares.

Section 4.04 Brokerage. There are no claims for investment banking fees, brokerage commissions, finders’ fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

Article V.

CONDITIONS TO CLOSING

Section 5.01 Condition to the Obligations of all of the Parties. The obligations of all of the Parties to consummate the Closing are subject to the satisfaction, or waiver by each of the Parties, at or before the Closing Date, of all the following conditions:

(a)	no provisions of any applicable Law, and no Order shall prohibit or impose any condition on the consummation of the Closing;

(b)	there shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing; and

(c)	the Parties shall have received all necessary approvals from all required Authorities to consummate the transactions contemplated herein.

Section 5.02 Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Closing are subject to the satisfaction (or waiver by Buyer), at or before the Closing Date, of the following conditions:

(a)	the Company shall deliver to Buyer evidence, satisfactory to Buyer, that the Spinout has been consummated in accordance with the terms of the Spinout Documents.

(b)	Buyer shall have completed its due diligence investigation of the Company to the Buyer’s satisfaction in Buyer’s sole discretion;

(c)	the representations and warranties made by the Company and/or the Selling Stockholders in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;

(d)	no Material Adverse Change shall have occurred in the business, assets, liabilities, results, financial condition, affairs or prospects of the Company from the Effective Date to the Closing;

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(e)	each of the Company Parties shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by such the Company Parties prior to or at the Closing;

(f)	no Order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby;

(g)	all consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained; and

(h)	the Company’ board of directors shall have approved this Agreement and the transactions contemplated herein.

Section 5.03 Condition to the Obligations of the Company Parties. The obligations of the Company Parties to consummate the Closing are subject to the satisfaction (or waiver by any of the Company Parties), at or before the Closing Date, of the following conditions:

(a)	the Spin Off shall have been completed;

(b)	the Company Parties shall have completed their due diligence investigation of the Company to the Company Parties’ satisfaction in their sole discretion;

(c)	The representations and warranties made by the Company in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which shall be true and correct in all respects) at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except for changes therein permitted by this Agreement;

(d)	the Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing;

(e)	no Order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby;

(f)	the Company’s board of directors and the Company’s stockholders shall have approved this Agreement and the transactions contemplated herein; and

(g)	the Company or the Selling Stockholders, as applicable, shall have received the Purchase Price, less the Escrow Deposit, as set forth in Section 1.01(b)(ii).

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Article VI.

ADDITIONAL COVENANTS OF THE PARTIES

Section 6.01 Access to Properties and Records. From the Effective Date until the Closing or the earlier termination of this Agreement in accordance with its terms, each of the Company Parties will each afford to the officers and authorized representatives of Buyer full access to the properties, books and records of the Company in order that Buyer may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish Buyer with such additional financial and operating data and other information as to the business and properties of the Company as Buyer shall from time to time reasonably request.

Section 6.02 Delivery of Books and Records. At the Closing, the Company shall deliver to Buyer, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of the Company now in the possession of the Company or its representatives.

Section 6.03 Third Party Consents and Certificates. The Company Parties and Buyer agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

Section 6.04 Actions Prior to Closing. From and after the Effective Date until the Closing Date, except as permitted or contemplated by this Agreement, the Company Parties will each:

(a)	carry on the business of the Company in substantially the same manner as it has heretofore;

(b)	maintain and keep the Company’s properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(c)	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by the Company;

(d)	perform in all material respects all of the Company’s obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(e)	use their respective best efforts to maintain and preserve the business organization of the Company intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(f)	fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state Laws (including without limitation, the federal securities Laws) and file timely all reports required by the Exchange Act, the SEC and other applicable securities regulators and all rules, regulations, and orders imposed by federal or state governmental authorities, including, but not limited to, the SEC.

Section 6.05 Limitations on Actions. From and after the Effective Date until the Closing Date, except as required by this Agreement, the Company Parties will not, except as contemplated by this Agreement and the Spinout Documents, take any actions that have the effect to:

(a)	make any changes in the Company’s charter documents;

(b)	enter into or amend any contract, agreement, or other instrument, except that a Company Party may enter into or amend any of the Company’s contracts, agreements, or other instrument in the ordinary course of business involving the sale of goods or services; or

(c)	sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions of the Company other than in the ordinary course of business.

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Section 6.06 Actions at the Closing. As of the Closing,

(a)	the Company Parties will direct the transfer agent of the Company to register Buyer as the record and beneficial owner of the Purchased Shares;

(b)	all officers and directors of the Company will resign and Buyer will appoint new officers and directors of the Company; and

(c)	the Company, the Company Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Article VII.

TERMINATION

Section 7.01 Termination. This Agreement may be terminated on or prior to the Closing Date: by the Company Parties (i) if the conditions to Closing as set forth in Section 5.01 and Section 5.03 have not been satisfied or waived by the Company Parties, which waiver the Company Parties may give or withhold in its sole discretion, by the Termination Date, provided, however, that the Company Parties may not terminate this Agreement pursuant to this Section 7.01(a) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by the Company Parties; or (ii) or there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of any Company Party contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Sections 5.01 and 5.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by Buyer or cured by the Company Parties, applicable, within five (5) Business Days after receipt by Buyer of written notice thereof from the Company Parties or is not reasonably capable of being cured prior to the Termination Date;

(b)	by all of the Company Parties acting together (i) if the conditions to Closing as set forth in Section 5.01 and Section 5.03 have not been satisfied or waived by the Company Parties, which waiver the Company Parties may give or withhold in their sole discretion, by the Termination Date, provided, however, that the Company Parties may not terminate this Agreement pursuant to this Section 7.01(b) if the reason for the failure of any such condition to occur was the breach of the terms of this Agreement by any of the Company Parties; or (ii) or there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by Buyer or cured by the Company Parties, as applicable, within five (5) Business Days after receipt by the Company Parties of written notice thereof from Buyer or is not reasonably capable of being cured prior to the Termination Date;

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(c)	by any Party, if a court of competent jurisdiction or other Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under this Agreement and such order or action shall have become final and nonappealable;

(d)	by Buyer, for any reason other than as listed in Sections 7.01(b), (c) and (d); or

(e)	by the Company Parties, for its convenience, subject to compliance with Section 7.02(b) as a condition precedent to its right to so terminate.

Section 7.02 Payments on Termination. If this Agreement is terminated by:

(a)	Buyer pursuant to Section 7.01(e), or by the Company Parties pursuant to clause (ii) of Section 7.01(c), then Buyer shall pay to Selling Stockholders the Deposit.

(b)	the Company Parties pursuant to Section 7.01(f), or by Buyer pursuant to clause (ii) of Section 7.01(b), then there shall be no further obligation to pay the Deposit to the Selling Stockholders.

Section 7.03 Survival After Termination. If this Agreement is terminated by in accordance with Section 7.01, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 7.03, Article VIII and Article X shall survive the termination of this Agreement and nothing herein shall relieve any Party from any liability for fraud or any willful and material breach of the provisions of this Agreement prior to the termination of this Agreement.

Article VIII.

INDEMNIFICATION

Section 8.01 Indemnification of the Buyer. The Company and the Controlling Stockholder, jointly and severally, and Georgescu and Hebert, severally, to the extent of the representations made by them in Sections 3.03 and 3.07 (the “Buyer Indemnifying Parties”), each hereby agree to indemnify and hold harmless to the fullest extent permitted by applicable law Buyer, each of his Affiliates and each of his and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Buyer Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Buyer Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Buyer Indemnified Parties contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

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Section 8.02 Indemnification of the Company. The Controlling Stockholder (the “Company Indemnifying Party;” and together with the Buyer Indemnifying Parties, the “Indemnifying Parties”), each hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Company and each of its officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “Company Indemnified Party;” and together with the Buyer Indemnified Party, the “Indemnified Parties”), against and in respect of any and all Losses incurred or sustained by any the Company Indemnified Parties as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Company Parties contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 8.03 Expiration and Time Limit.

(a)	In the event that the Closing occurs, the obligations of the Buyer Indemnifying Parties, including the Selling Stockholders, under Section 8.01 and Section 8.02 shall expire and be of no further force or effect, other than as set forth in Section 8.03(b), as applicable.

(b)	Notwithstanding Section 8.03(a) the obligations of the Buyer Indemnifying Parties under Section 8.01 with respect to any breaches of the representations and warranties in Article II and with respect to any breaches by the Company Parties of the representations of the Company Parties in Section 10.01 shall survive the Closing for a period of two (2) years from the Closing Date and any indemnification claim asserted in accordance with the provisions of this Section 8.03(b) which remains unresolved as of such time shall survive and continue until such claim is resolved and paid, if applicable, provided, however, that in the case of indemnification obligations of the Buyer Indemnifying Parties under Section 8.01 with respect to any breaches of the representations and warranties in Section 3.07, such indemnification obligations of the Selling Stockholders shall be several and not joint, with each the Selling Stockholder only being required to indemnify the Buyer Indemnified Parties for any Losses resulting from a breach of the representations and warranties in Section 3.07 by such Selling Stockholder.

Section 8.04 Procedure. The following shall apply with respect to all claims by any the Company Indemnified Party or the Company Indemnified Party for indemnification:

(a)	An Indemnified Party shall give the Indemnifying Party prompt notice (an “Indemnification Notice”) of any third-party Action with respect to which such indemnified Party seeks indemnification pursuant to Section 8.01 or Section 8.02 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Section 8.01 or Section 8.02, except to the extent such failure materially and adversely affects the ability of the Indemnifying Party to defend such claim or increases the amount of such liability.

(b)	In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Indemnifying Party, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 8.01 or Section 8.02 are applicable to such Action and the Indemnifying Party will indemnify such Indemnified Party in respect of such Action pursuant to the terms of this Article VIII and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the Indemnifying Party’s liability for Losses, counterclaim or offset, (ii) notify such Indemnified Party in writing of the intention of the Indemnifying Party to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third-Party Claim.

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(c)	If the Indemnifying Party assumes the defense of any such Third-Party Claim pursuant to Section 8.04(b), then the Indemnified Party shall cooperate with the Indemnifying Party in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Party so assumes the defense of any such Third-Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party.

(d)	If the Indemnifying Party elects to assume the defense of any Third-Party Claim pursuant to Section 8.04(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Party withdraws from or fails to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Party does not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Party fails to adequately prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party’s expense. Notwithstanding anything to the contrary, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the Indemnified Party. In the event the Indemnified Party retains control of the Third-Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e)	If the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 8.04(b) and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Party’s expense. The Indemnifying Party shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other Actions (known or unknown) arising or which might arise out of the same facts.

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Section 8.05 Periodic Payments. Any indemnification required by this Article VIII for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Party to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

Section 8.06 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Article IX.

DISPUTE RESOLUTION

Section 9.01 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)	If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Parties shall select one arbitrator and the two arbitrators so selected shall select the Arbitrator.

(c)	The laws of the State of Florida shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Florida applicable to a contract negotiated, signed, and wholly to be performed in the State of Florida, which laws the Arbitrator shall apply in rendering his or her decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he or she shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)	The arbitration shall be held in Palm Beach County, Florida in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

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(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 9.01(c).

(f)	The Arbitrator may, at his or her discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him or her in his or her determinations.

(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Palm Beach County, Florida to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Section 9.02 Waiver of Jury Trial; Exemplary Damages.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED, INCLUDING THE TERM SHEET, OR ESCROW AGREEMENT, THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.02(a).

(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

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Article X.

MISCELLANEOUS

Section 10.01 Brokers. Buyer and the Company Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Buyer and the Company Parties each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the Indemnifying Party and such third person, whether express or implied from the actions of the Indemnifying Party.

Section 10.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Florida, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 10.03 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email with return receipt requested and received, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Buyer:

Zhou Yingying

Room 1816, Apartment Li Xiang Di

Tianhe District, Guangzhou City - China

Email: contact@chronosinvestments.com

With a copy, which shall not constitute notice, to:

Legal & Compliance, LLC

Attn: Laura Anthony

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Email: LAnthony@legalandcompliance.com

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If to the Company:

IHO-Agro International, Inc.

3101 Portofino Point

Unit 04

Coconut Creek, Florida 33066

Attn: Ioan Hossu

Email: ioan.hossu&gmail.com

With a copy, which shall not constitute notice, to:

Lucosky Brookman LLP

Attn: Joseph Lucosky

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Email: jlucosky@lucbro.com

If to any of the Selling Stockholders, to the address as set forth below their signatures on the signature page hereof.

With a copy, in the case of the Company or any of the Selling Stockholders, which copy shall not constitute notice, to:

Lucosky Brookman LLP

Attn: Joseph Lucosky

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Email: jlucosky@lucbro.com

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 10.04 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

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Section 10.05 Confidentiality. Each Party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 10.06 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section 10.07 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement.Third Party Beneficiaries. This contract is strictly between Buyer, the Company and the Selling Stockholders and, except as specifically provided, no other Person and no director, officer, stockholder (other than the Company Stockholders), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 10.09 Expenses. Subject to Section 10.04, whether or not the Purchase is consummated, each of Buyer, the Company and the Selling Stockholders will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Purchase or any of the other transactions contemplated hereby.Entire Agreement; Definitions; Interpretation. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. Defined terms used herein without definition shall have the meaning given in Exhibit A. Unless the express context otherwise requires: the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)	terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)	the terms “Dollars” and “$” mean United States Dollars;

(d)	references herein to a specific Section, Section, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Sections, Recitals, Schedules or Exhibits of this Agreement;

(e)	wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)	references herein to any gender shall include each other gender;

(g)	references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 10.10 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

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(h)	references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)	references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j)	with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k)	references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l)	references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Section 10.11 Survival; Termination. The covenants of the respective Parties, and the representations and warranties in Section 3.22, Section 4.04 and Section 10.01, shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years, and all other representations and warranties shall not survive the Closing Date.

Section 10.12 Amendment; Waiver; Remedies; Agent. At any time prior to the Closing Date, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties hereto.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

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(e)	For purposes of this Agreement, each of the Selling Stockholders hereby appoint the Company as his, her or its agent and attorney-in-fact to make and execute and any all such amendments, modifications, supplements, termination and waivers and hereby acknowledge and agree that a decision by the Company shall be final, binding and conclusive on such the Selling Stockholders, as the case may be, and that the other Parties may rely upon any act, decision, consent or instruction of the Company.

Section 10.13 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 10.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 10.15 Exhibits and Schedules. Any matter, information or item disclosed in the Schedules delivered under any specific representation, warranty or covenant or Schedule number hereof, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation, warranty or covenant in this Agreement where its application is reasonably apparent on the face of the disclosure, even in the absence of an explicit cross reference. The inclusion of any matter, information or item in any Schedule to this Agreement shall not be deemed to constitute an admission of any liability by the Company to any third party or otherwise imply, that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement.

Section 10.16 No Assignment or Delegation . No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the all of the other Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement; provided, however, that the Buyer may assign the Purchased Shares or some portion of them; but provided, further, that such assignment shall not relieve the Buyer of his obligations under this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 10.18 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each the Company Party and Buyer shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

24

Section 10.19 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 10.20 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 10.21 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first-above written.

BUYER

Name:	Zhou Yingying

IHO-AGRO INTERNATIONAL, INC.

By:
Name:	Ioan Hossu
Title:	President

SELLING STOCKHOLDERS

HOSSU

Name:	Ioan Hossu

Address for Notices:

309 Warner Crescent
Newmarket, Ontario, L3X2G7, Canada
Email: ioan.hossu@ihoagro.com

Signatures continued on the next page

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GEORGESCU

Name:	Mircea Georgescu

Address for Notices:

28 Wheatfield Drive
Woodbridge, Ontario, L4H2K7, Canada
Email: Mircea.georgescu@ihoagro.com

HEBERT

Name:	Brad Hebert

Address for Notices:

288 Mineola Road, East
Mississauga, Ontario L5G2G3, Canada
Email: eh_bear@rogers.com

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EXHIBIT A

DEFINED TERMS

In addition to the terms defined in the body of the Agreement, the following terms have the following meanings for purposes of the Agreement:

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(c)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

(d)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Florida are authorized or required by law or executive order to close.

(e)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.” Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(f)	“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

(g)	“Enforceability Exceptions” means applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Ex. A - page 1

(h)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

(i)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(j)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(k)	“Material Adverse Effect” or “Material Adverse Change” means a material and adverse change or a material and adverse effect, individually or in the aggregate, on the condition (financial or otherwise), net worth, management, earnings, cash flows, business, operations or properties of a Party taken as a whole, whether or not arising from transactions in the ordinary course of business.

(l)	“Material Contract” means any contract, agreement, franchise, license agreement, debt instrument or other commitment to which the Company is a party or by which it or any of its assets, products, technology, or properties are bound and which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least five thousand dollars ($5,000).

(m)	“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

(n)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(o)	“Restricted Escrow Agreement” means that certain escrow agreement between the Sellers, the Buyer and the Company dated as of the date of Agreement.

(p)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(q)	“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(r)	“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

(s)	“Termination Date” means any date prior to the Closing Date, provided that the Parties may amend such Termination Date pursuant to Section 10.12(a).

Ex. A - page 2

SCHEDULE 1

COMPANY CAPITALIZATION

PURCHASED SHARES

Ioan Hossu	24,550,000
Brad Hebert	3,900,000
Mircea Georgescu	3,650,000

PURCHASE WARRANTS

Name	# Warrants

Adam Amato	5,000
Angela Dickson	7,500
Anna Raposo	5,000
BSW Accounting	50,000
Carlene Dickson	5,000
Charlotte Bermack Roth	7,500
David Nadler	5,000
2205633 Ontario Limited	25,000
Eva Bak Hebert	21,675
Frank Roth	50,000
Fred Rossi - Maple Terrazzo	150,000
Gert Fromhold-Treu	5,000
Joanne Rich	25,000
Jocelyn Ina Bornstein	5,000
Joe Mozzone	17,500
Joli Roth	25,000
Julius Fortis	10,000
Kathy Pritchard	7,500
Kip Cosgrove CVIS	83,500
Kip Cosgrove CVIS	45,000
Margie Crackower	12,500
Marvin Crackower	12,500
Michael Goldman	25,000
Paula Kane	16,650
Ralph Eisenberg	33,300
Jodrel	16,650
Sam Sussman	8,250
Sheila Bogart	5,000
Zane Jordan Roth	7,500

Total	692,525.00

Schedule 1 - page 1